Exhibit 99.1

IMPCO Reports First Quarter 2005 Results

CERRITOS, Calif., May 18 /PRNewswire/ — IMPCO Technologies, Inc. (Nasdaq: IMCO), today reported results for its first quarter ended March 31, 2005.

IMPCO’s first quarter fiscal 2005 results were $25.0 million in revenue and $2.2 million in operating loss, as compared to $28.6 million in revenues and $2.4 million in operating income for the same period in 2004. First quarter fiscal year 2005 revenue decreased $3.6 million, or 13%, while operating income decreased $4.6 million, or 190%, compared to the same period in 2004. Net loss for the first quarter of 2005 was $2.2 million or $0.10 net loss per share, compared to a net income of $0.5 million or $0.03 net income per share in the same period in 2004. Since the acquisition of the remaining 50% of BRC was completed on March 31, 2005, the consolidated statement of operations includes only our 50% share in BRC’s earnings for the first quarter although the BRC balance sheet is fully consolidated with IMPCO’s at March 31, 2005.

The operating loss in the first quarter of 2005 of $2.2 million as compared to income of $2.4 million for the same period of 2004 is attributed primarily to:

•	A reduction in gross profit of $0.7 million due to reduced revenues of $3.6 million partially offset by a 1% higher gross margin.

•	Compensation expenses of $2.2 million including the remeasurement of stock options related to the departure of two former executive officers.

•	Higher costs of $0.9 million related to the filing of our 10-K for 2004 and expenses related to Sarbanes-Oxley compliance.

•	Higher research and development expenses of $0.4 million related to the development and testing of new product programs and releases

•	Recognition of $0.1 million for acquired in-process research and development related to the first quarter of 2005 acquisition of BRC.

Mariano Costamagna, President and CEO, said, “Our first quarter revenue was down compared to the same period last year primarily due to the fact we are no longer consolidating the revenue of our operations in Mexico and India. Additionally, sales were down for the period in the industrial and power generation market due to fewer natural disasters and reduced demand for engine systems compared to last year when the product line was first introduced.

Mr. Costamagna mentioned that, “With the closing of the BRC acquisition complete, we are now focused on the integration and consolidation of the two companies with a focus on creating operating efficiencies that will allow us to take advantage of industrial and commercial growth opportunities while at the same time improving profitability. We are very pleased with the current market demand being shown for our BRC transportation products with unconsolidated BRC revenues up 77% in the first quarter of 2005 compared to the same period last year.”

First Quarter 2005 Conference Call

IMPCO will host a conference call to discuss financial results on Thursday, May 19, 2005 at 2:00 p.m. EDT, 11:00 a.m. PDT. All shareholders and other interested parties are invited to dial into the call, which may be accessed by calling (706) 679-3125. In order to ensure participation, please dial in 15 minutes prior to the scheduled time. A recording of the call will be available for 24 hours and can be accessed by calling (800) 642-1687 or (706) 645-9291, reference code #6233187.

About IMPCO Technologies:

IMPCO designs, manufactures, markets and supplies advanced product and systems to enable internal combustion engines to run on clean burning gaseous fuels such as natural gas, propane and biogas. IMPCO is leader in the heavy duty, industrial, power generation and stationary engines sectors. Headquartered in Cerritos, California, IMPCO has offices throughout Asia, Europe, Australia and North America. More information can be found at IMPCO’s web site, http://www.impco.ws

About BRC Gas Equipment:

BRC produces a complete range of systems for converting vehicles to gaseous fuel to meet market requirements. BRC is a leader in the light duty and automobile alternative fuel sectors and has established alliances with several major car-makers for OEM projects. Headquartered in Cherasco, Italy, BRC has offices throughout Asia, Europe and South America. More information can be found at BRC’s web site, http://www.brc.it

Except for historical information, the statements, expectations and assumptions contained in the foregoing press release are forward-looking statements. Such forward-looking statements include, but are not limited to, the company’s expectations regarding revenues in future periods and trends in the global economy and environmental regulation that impact our business from time to time. Such statements are subject to a number of risks and uncertainties, and actual results could differ materially from those discussed in any forward-looking statement. Accordingly, you should not construe statements of anticipated performance or planned courses of action as assurances or promises, and note that our statements of expectations are based on information currently available to management. Factors that could cause actual results to differ materially from our forward-looking statements include, among other factors, prevailing market and global economic conditions; changes in environmental regulations that impact the demand for our products; our ability to manage our leverage and address operating covenant restrictions relating to our indebtedness; our ability to negotiate and comply with waivers pertaining to existing loan covenant defaults; the company’s ability to design and market advanced fuel metering, fuel storage and electronic control products; the company’s ability to meet OEM specifications; and the level and success of the company’s development programs with OEMs. Readers also should consider the risk factors set forth from time to time in our SEC reports, including but not limited to those contained in the section entitled “Management’s Discussion & Analysis of Financial Condition and Results of Operation – Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2004. The company does not undertake to update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.

For further information, please contact Dale Rasmussen, Vice President, Investor Relations.

Phone: +1-206-315-8242

Fax: +1-206-315-8301

IMPCO TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

Three Months Ended March 31, 2004 and 2005

(In thousands except per share data)

	Three Months Ended March 31,
	2004	2005
Revenue	$28,603	$25,005
Costs and expenses:
Cost of revenue	21,060	18,209
Research and development expense	942	1,341
Selling, general and administrative expense	4,170	7,564
Acquired in-process technology	—	75

Total costs and expenses	26,172	27,189
Operating income (loss)	2,431	(2,184)
Other expense	—	98
Interest expense, net	1,155	257

Income (loss) before income taxes and equity share in unconsolidated affiliates	1,276	(2,539)
Equity share in (income) loss of unconsolidated affiliates	40	(910)
Income tax expense	434	327

Income (loss) before minority interest	802	(1,956)
Minority interest in income of consolidated subsidiaries	286	225

Net income (loss)	$516	$(2,181)

Net income (loss) per share:
Basic net income (loss)	$0.03	$(0.10)

Diluted net income (loss)	$0.03	$(0.10)

Number of shares used in per share calculation:
Basic	18,576	21,742

Diluted	19,986	21,742

IMPCO TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands except share data)

	December 31, 2004	March 31, 2005
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$8,418	$18,630
Accounts receivable, net	18,072	39,260
Inventories:
Raw materials and parts	8,624	25,909
Work-in-process	233	843
Finished goods	3,747	8,207

Total inventories	12,604	34,959
Deferred tax assets	182	803
Other current assets	1,956	2,638
Related party receivables	2,746	2,892

Total current assets	43,978	99,182
Equipment and leasehold improvements
Dies, molds and patterns	7,174	7,821
Machinery and equipment	8,039	10,316
Office furnishings and equipment	7,809	9,524
Automobiles and trucks	409	768
Leasehold improvements	3,474	3,847

	26,905	32,276
Less accumulated depreciation and amortization	19,702	20,146

Net equipment and leasehold improvements	7,203	12,130

Net goodwill	8,856	46,815
Deferred tax assets, net	8,183	8,183
Investment in affiliates	27,668	5,544
Business acquisition costs	788	—
Other assets	2,430	2,481
Non-current related party receivable	851	4,307

Total Assets	$99,957	$178,642

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,914	$33,720
Accrued payroll obligations	2,889	6,291
Other accrued expenses	5,624	11,238
Current revolving line of credit	7,680	6,423
Current maturities of other debt	140	2,920
Current portions of related long-term debt	2,600	—
Related party payables	—	3,373

Total current liabilities	28,847	63,965
Term loans	—	10,536
Related party term loans	19,400	—
Capital leases	151	149
Other liabilities	2,316	1,622
Minority interest	2,782	3,007
Stockholders’ equity:
Preferred stock, $.001 par value, authorized 500,000 shares; none issued and outstanding at December 31, 2004 and March 31, 2005	—	—
Common stock, $.001 par value, authorized 100,000,000 shares; 28,585,241 outstanding at March 31, 2005 (18,735,627 at December 31, 2004)	19	29
Additional paid-in capital	135,291	190,844
Shares held in treasury	(528)	(603)
Accumulated deficit	(89,242)	(91,423)
Accumulated other comprehensive income (loss)	921	516

Total stockholders’ equity	46,461	99,363

Total Liabilities and Shareholders’ Equity	$99,957	$178,642